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Exhibit 99.2

                          COMMON STOCK PURCHASE WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.


                          COMMON STOCK PURCHASE WARRANT

                                                        Number of Shares: 40,000
                                                          Shares of Common Stock

                                 BIOMERICA, INC.


         1. ISSUANCE. This Warrant is issued to the JANET MOORE TRUST DATED 8/21/98, JANET MOORE TRUSTEE ("HOLDER") by BIOMERICA, INC., a Delaware corporation (hereinafter, with its successors, called the "COMPANY").

         2. PURCHASE PRICE; NUMBER OF SHARES. The registered Holder of this Warrant is entitled, upon surrender of this Warrant with the subscription form annexed hereto duly executed and the exercise price thereof, at the principal office of the Company, to purchase from the Company FORTY THOUSAND (40,000) fully paid and nonassessable shares (the "SHARES") of Common Stock, $0.08 par value, of the Company (the "COMMON STOCK"), with an exercise price per share of $.51 (the "PURCHASE PRICE"). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing Shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the Shares represented thereby as at the close of business on the date that this Warrant is exercised with respect to such Shares, whether or not the transfer books of the Company shall be closed.

         3. PAYMENT OF PURCHASE PRICE; ISSUANCE OF SHARES. The purchase price shall be paid in cash or by check. Upon the exercise of the rights represented by this Warrant, certificates for the Shares of Stock so purchased shall be delivered to the Holder as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of Shares, if any, with respect to which this Warrant shall not have been exercised shall also be issued to the Holder as soon as possible and in any event within thirty (30) days.

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         4. PARTIAL EXERCISE. This Warrant may be exercised in part, and the
Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

         5. FRACTIONAL SHARES. In no event shall any fractional share of Common Stock or Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 5, be entitled to receive a fractional share of Common Stock or Common Stock, then the Company shall pay the Holder cash equal to the fraction of such share multiplied by the Purchase Price per share.

         6. EXPIRATION DATE; AUTOMATIC EXERCISE. This Warrant shall expire at 5:00 p.m., Pacific Standard Time, on March 31, 2009, and shall be void thereafter.

         7. RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, no par value, of the Company, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         8. STOCK SPLITS AND DIVIDENDS. If after the date hereof the Company shall subdivide the Common Stock, by stock split or otherwise or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a stock split or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of stock split or stock dividend, or proportionately increased in the case of a combination.

         9. MERGERS AND RECLASSIFICATIONS. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of the then-unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization upon the exercise of the unexercised portion of this Warrant, and in any case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 9,


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the term "REORGANIZATION" shall mean any reclassification or capital reorganization (other than as a result of a subdivision, combination or stock dividend provided for in Section 8 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger or consolidation in which the Company is the surviving corporation or which does not result in any reclassification or change of the outstanding Common Stock, or pursuant to which less than 50% of the voting power of the Company is transferred to persons who were not stockholders of the Company prior to the transaction), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

         10. CERTIFICATE OF ADJUSTMENT. Whenever the Purchase Price or the number of Shares purchasable hereunder is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief executive officer setting forth the purchase price and number of shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         11. NOTICES OF RECORD DATE, ETC. In the event of:

         (a) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

         (b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such event, the Company will provide or cause to be provided to the Holder a written notice thereof at the time such notice is provided to the holders of the Company's Common Stock.

         12. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE COMPANY. This Warrant is issued and delivered by the Company and accepted by Holder on the basis of the following representations, warranties and covenants made by the
Company:

         A. The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized, issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application related to bankruptcy, insolvency and the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief or other equitable remedies.

         B. The shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

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All representations and warranties of the Company and the Holder hereof contained herein shall survive the exercise and conversion of this Warrant (or any part hereof) or the termination or expiration of the rights hereunder.

         13. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the prior written consent of the Holder and the Company.

         14. REPRESENTATIONS AND COVENANTS OF THE HOLDER. This Common Stock Purchase Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

         A. INVESTMENT PURPOSE. This Warrant and the right to acquire the Common Stock issuable upon exercise of the Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

         B. ACCREDITED INVESTOR. Holder is an "accredited investor" within the meaning of the Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

         C. PRIVATE ISSUE. The Holder understands (i) that the Common Stock issuable upon exercise of the Holder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 14; and (iii) that the shares issuable upon exercise of this Warrant shall bear a legend substantially similar to the legend on the first page of this Warrant.

         D. FINANCIAL RISK. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

         15. NOTICES, TRANSFERS, ETC..

         A. Any notice or written communication required or permitted to be given to the Holder may be given by first class mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

         B. This Warrant may not be transferred by the Holder with respect to any or all of the shares purchasable hereunder without compliance with applicable federal and state securities laws. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to


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                  the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

         C. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination, and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receive of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant and the agreement of Holder to indemnify the Company with respect to such matter.

         16. NO IMPAIRMENT. The Company will not, by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder, provided however, that no issuance of securities, whether convertible or otherwise, when made in accordance with the Company's Articles shall be considered an impairment of the Holder's rights hereunder.

         17. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

         18. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

         19. MARKET STAND-OFF AGREEMENT. The Holder of this Warrant, if requested by the Company or the lead underwriter of any public offering of the Common Stock or other securities of the Company (the "Lead Underwriter"), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the one hundred and eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter shall specify. The Grantee further agrees to sign such documents as may be requested by the


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Lead Underwriter to further effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject until the end of such period. The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Company's stock, during the period of such offering and for the one hundred and eighty (180) day period thereafter, is an intended beneficiary of this Section 19.



                                         BIOMERICA, INC.

                                         By ____________________________________
                                         Name Printed: Zackary S. Irani
                                                       Chairman

                                         Dated:  March 31, 2004


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                                     ANNEX A

                                 EXERCISE NOTICE

To:      BIOMERICA, INC.


Date:  _______________

The undersigned hereby elects to exercise the attached Warrant as to shares of Common Stock covered by this Warrant and hereby tenders the exercise price for such shares, together with applicable transfer taxes, if any. The certificate(s) for such shares shall be issued in the name of the undersigned.

The undersigned agrees not to sell or otherwise transfer or dispose of any Common Stock, Preferred Stock, or other securities of the Company held by the undersigned during a period of time determined by the Company and its underwriters (not to exceed 180 days) following the effective date of the registration statement of the Company filed under the 1933 Act with respect to the Company's initial public offering. The undersigned further agrees to execute any standard lock-up agreement that the underwriters require in connection with such offering. The Company may impose stop-transfer instructions with respect to the Common Stock, Preferred Stock, or other securities subject to the foregoing restriction until the end of said period.

In exercising its rights hereby, the undersigned hereby confirms the representations and statements made in Section 16 of the Warrant with respect to the shares being acquired upon exercise hereof.

                              Name of Holder: _____________________________

                              Signature of Holder: ________________________

                              Name for Registration: ______________________

                              Mailing Address: ____________________________
                                               ____________________________
                                               ____________________________


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                                     ANNEX B

                                   ASSIGNMENT

For value received, __________________________ hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE] the within Warrant, and does hereby irrevocably constitute and appoint _________________________________________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:  _______________________________
Name of Holder:  ______________________

By: ___________________________________
Name Printed: _________________________
Title: ________________________________
In the presence of:

_______________________________________